Exhibit 10.22

Execution Copy

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”), dated as of February 1, 2007, is between DOUBLECLICK INC. (“Landlord”), a Delaware corporation, having an address at 111 Eighth Avenue, New York, New York 10011, and Epsilon Data Management, LLC (‘Tenant”’), a Delaware limited liability company, having an office at 17655 Waterview Parkway, Dallas, Texas 75252.

RECITALS

A. Landlord is the owner of the building (the “Building”) located on the land (the “Land”) known by the address of 12396 Grant Street, Thornton, Colorado (the “Building” and “Land” collectively referred to as the “Real Property”).

B. The Building is presently used, in part, by Landlord as a critical data center facility for the operation of its business and that of its various divisions, including, without limitation, its Abacus division (“Abacus Business”) which Landlord is, concurrently with this Lease, selling to Tenant.

C. Alliance Data FHC, Inc., an affiliate of Tenant, presently occupies and utilizes approximately 2,500 rentable square feet of space in the Building (the “Existing Space”) for the operation of its email business operations (the “Email Business”) pursuant to the terms of a certain Transition Services Agreement, dated April 3, 2006, between Landlord and Alliance Data FHC, Inc. (the ‘TSA”). The Existing Space is the cross-hatched area on the plan attached hereto as Exhibit A.

D. In connection with its purchase from Landlord of the Abacus Business, Tenant desires to occupy 3,200 rentable square feet for the Abacus Business (“Abacus Space”) and utilize approximately 400 rentable square feet of space in the Building for the storage of the tape library used in the Abacus Business (the ‘Tape Library Space”) and Landlord is willing to lease to Tenant the Tape Library Space.

E. Landlord is willing to lease to Tenant approximately 6,100 rentable square feet in the Building (constituting the Existing Space, Abacus Space and the Tape Library Space (collectively, the “Premises”)) for the operation of the Email Business and the Abacus Business in lieu of and in addition to the Existing Space and to terminate the TSA on the terms and conditions contained in this Lease. The Premises (other than the Tape Library Space) are cross-hatched area on the plan annexed hereto as Exhibit B.

ACCORDINGLY, Landlord and Tenant, intending to be legally bound, agree as follows:

1. GRANT OF LEASE: DURATION OF LEASE: TERMINATION OF TSA. (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Premises in accordance with the terms of this Lease. Tenant’s lease of the Premises shall commence on the date of this Lease (the “Commencement Date”), and the initial term (the “Initial Term”) hereof shall expire on the date (the “Expiration Date”) that is five (5) years after the Commencement Date, unless this Lease is sooner terminated or extended under Paragraph 29.

(b) Upon any time after the twenty four (24) month anniversary of the execution of this Lease but only during the Initial Term, Tenant shall have the right to terminate all interests and obligations it has under the Lease by providing twelve (12) months notice to Landlord; provided that Tenant shall have the right to terminate all interests and obligations it has under the Lease with respect to the Tape Library Space after the twelve (12) month anniversary of the execution of this Lease by providing six (6) months notice to Landlord and following any such termination the term “Premises” shall not include the Tape Library Space.

(c) Landlord and Alliance Data FHC, Inc. agree that the TSA is terminated as of the Commencement Date and shall thereafter cease to be of any force or effect except for those provisions of the TSA which by their terms survive any termination of the TSA. The foregoing is not intended to and shall not relieve Alliance Data FHC, Inc. from its obligations to pay to Landlord any amounts due under the TSA for services rendered on or prior to the Commencement Date.

2. CONDITION OF PREMISES: WORK; RELOCATION TO PREMISES: ALTERATIONS, (a) The Premises are leased to Tenant “as is” in their present condition and Landlord shall not be required to do any work with respect thereto, except for the Work (as herein defined). Tenant shall have the right to use the current Landlord command center through the Transition Period, as defined hereinafter. Tenant, by taking occupancy of the Premises, shall be deemed conclusively to have agreed that the Premises are in satisfactory condition on the date of such occupancy, subject to Landlord’s completion of the Work. “Final Completion” of the Work shall be deemed to have occurred when the construction work in the Premises is substantially completed and the all of the following have occurred: (i) the computer racks are installed, (ii) the Power Distribution Units are installed and power is supplied to the racks, (iii) the main distribution frame racks and cabling are installed; (iv) air conditioning distribution is installed and operational; and (v) the security card reader is installed on the door to the room and it is operational.

(b) As soon as is reasonably practicable following the Commencement Date, Landlord shall cause the Premises (other than the Tape Library Space) and the cubicles (as described in Section 30) to be (i) separated from the space occupied by Landlord, and (ii) constructed in accordance with plans and specifications (the “Plans”) prepared by Landlord, provided that the work (the “Work”‘) described in the Plans shall be in all material respects similar to the existing data center being used by Tenant in the Existing Space. The cost of the Work shall be paid at the rate of $200,000 on the date hereof and from the funds (the “Escrowed Funds”) escrowed at the closing of Tenant’s purchase of the Abacus Business at Final Completion in accordance with the Purchase Agreement, dated as of December 22, 2006, by and among Landlord, Alliance Data Systems Corporation and Alliance Data FHC, Inc, provided that Landlord shall be responsible for the payment of all direct and indirect costs in excess of the Escrowed Funds required to complete the Work in accordance with the Plans.

(c) Tenant may continue occupying the Existing Space during the period (the “Construction Period”) in which Landlord is performing the Work through the 180 day period after Final Completion (‘Transition Period”). During the Transition Period, Tenant shall, at Tenant’s sole cost, move its equipment from the Existing Premises to the Premises. For each of the first thirty (30) days after the expiration of the Transition Period that Tenant fails to vacate the Existing Premises, through no fault of the Landlord, Fixed Rent (as defined in Paragraph 4 hereof) shall be 125% of the Fixed Rent set forth in Paragraph 4 hereof, and thereafter Fixed Rent shall be 200% of the Fixed Rent set forth in Paragraph 4 hereof until Tenant vacates the Existing Premises.

(d) (i) Tenant shall make no alterations, installations, additions or improvements (“Alterations”) in the Premises, without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, upon notice to but without obtaining Landlord’s consent, Tenant may make Alterations that are merely decorative or cosmetic in nature, such as painting, carpeting and wall coverings, so long as no building permit is required.

(ii) Prior to making any Alterations, Tenant shall, at Tenant’s expense, (A) submit to Landlord six (6) sets of blue lines of final, stamped and detailed plans and specifications (including layout, architectural, electrical, mechanical and structural drawings) that comply with all Requirements (as defined in Paragraph 23) for each proposed Alteration, and Tenant shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications, (B) at Tenant’s expense, obtain all permits, approvals and certificates required by any Government Authorities, and (C) furnish to Landlord duplicate original policies of worker’s compensation insurance (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors, in connection with such Alteration) and commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, and any Mortgagee, as additional insureds. Upon completion of such Alteration, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alterations required by any Government Authority and shall furnish Landlord with copies thereof, together with the “as-built” plans and specifications for such Alterations. All Alterations shall be made and performed in accordance with the plans and specifications therefor as approved by Landlord, all Requirements and the Rules and Regulations. All materials and equipment to be incorporated in the Premises as a result of any Alterations shall be first quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement.

(iii) Landlord shall respond to Tenant’s proposed plans and specifications, and any revisions thereto, within twenty (20) days after submission. If Landlord fails to respond within the required twenty (20) day period, such plans and specifications or revisions, as the case may be, shall be deemed approved, provided that Tenant shall have sent Landlord a request for approval containing the following language: ‘THIS IS A REQUEST FOR APPROVAL OR CONSENT. IF LANDLORD DOES NOT RESPOND TO THIS REQUEST WITHIN TWENTY DAYS, LANDLORD’S APPROVAL SHALL BE DEEMED GRANTED PURSUANT TO THE PROVISIONS OF THE LEASE”. Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alteration is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the adequacy, correctness or sufficiency thereof or with respect to Requirements or otherwise.

3. USE OF PREMISES. The Premises may be used by Tenant solely as and for a data center and ancillary office uses and for no other purpose. Tenant shall not use or occupy the Premises at any time in violation of the certificate of occupancy issued for the Building, or for an unlawful purpose, or in an unlawful manner, or in violation of any Requirements. Tenant shall not permit the Premises to be used in any manner or to have anything done, brought, or kept therein that, in Landlord’s reasonable judgment, tends to impair the character, reputation, functionality or appearance of the Building.

4. FIXED RENT: LATE PAYMENT, (a) Tenant shall pay to Landlord, at Landlord’s offices or at such other place as Landlord may designate from time to time, without notice or demand in advance on the first day of each calendar month during the term of this Lease, by good and sufficient check rent (“Fixed Rent”) for the Premises at the following rates:

(i) For the period from the Commencement Date until the day preceding the first anniversary of the Commencement Date at an annual rate of $1,464,000 (or $122,000 per month);

(ii) For the period from the first anniversary of the Commencement Date until the day preceding the second anniversary of the Commencement Date at an annual rate of $1,836,000 (or $153,000 per month) (or $143,000 per month in the event that, and for the periods following such time as, the lease with respect to the Tape Library Space is terminated in accordance with this Lease), full service (“Full Service”) in that it shall include all Operating Expenses and Taxes (as defined in Paragraph 23); and

(iii) For the period from the second anniversary of the Commencement Date until the day preceding the third anniversary of the

Commencement Date at an annual rate equal to the Fair Market Annual Rent as determined in accordance with Paragraph 29, provided that (A) in no event shall the new Fixed Rent (including any pass-through to Tenant of its pro rata share of increases in Operating Expenses, Taxes and the Facilities Management Fee) for such period be less than 110% and no more than 120% of the Fixed Rent in effect for the immediately prior Lease Year (provided that if the lease for the Tape Library Space has been terminated as of the beginning of the second anniversary of the Commencement Date, the calculation of the minimum and maximum amounts shall be calculated on the basis that the rent for the Tape Library Space during the immediately prior year was not included in the Fixed Rent for such year). Such Fixed Rent includes up to 120 hours per calendar month of Management Services.

(iv) For each subsequent twelve (12) month period (each, a “Lease Year”) during the Term hereof at an annual rate equal to the Fair Market Annual Rent as determined in accordance with Paragraph 29, provided that (A) in no event shall the new Fixed Rent (including any pass-through to Tenant of its pro rata share of increases in Operating Expenses, Taxes, and the Facilities Management Fee) for any Lease Year be less than 100% or more than 120% of the Fixed Rent in effect for the immediately prior Lease Year (provided that if the lease for the Tape Library Space has been terminated as of the beginning of the Lease Year, the calculation of the minimum and maximum amounts shall be calculated on the basis that the rent for the Tape Library Space during the immediately prior Lease Year was not included in the Fixed Rent for such Lease Year). Such Fixed Rent includes up to 120 hours per calendar month of Management Services.

(b) Fixed Rent for the first month of the term shall be payable on execution by Tenant of this Lease. Payments for a partial month shall be prorated on a per diem basis. The provisions of this Paragraph 4 shall survive the expiration or termination of this Lease.

(c) If Tenant fails to pay any Fixed Rent or other charge payable under this Lease for a period longer than ten (10) Business Days after the same shall have become due, Tenant shall pay a late charge equal to six percent (6%) of the amount unpaid. In addition, if such failure continues for ten (10) Business Days after such payment is due, Tenant shall pay interest thereon at the rate (the “Applicable Rate”) which is the lesser of (x) three percentage points above the current rate of interest announced from time to time by Citibank, N.A. as its “base rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate previously referred to as its “base rate”) and (y) the maximum rate permitted by applicable law, from the due date thereof until the date that such Fixed Rent or other charge is paid.

(d) Notwithstanding any other provision of this Lease, if Tenant requests Management Services (as defined in clause (ix) of the definition of “Operating Expenses” in Paragraph 23) in excess of 120 hours in any calendar month during any Lease Year, Tenant shall pay to Landlord within thirty (30) days after receipt of an invoice therefor $125 per hour for any additional Management Services so provided.

5. ELECTRICITY, (a) Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of Landlord and of the public utility supplying electricity to the Building. Tenant shall not use any electrical equipment that, in Landlord’s reasonable judgment, would interfere with electrical service to other tenants or occupants of the Building. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason of any requirement, act or omission of the utility serving the Building or for any other reason not attributable to the gross negligence of Landlord.

(b) Tenant agrees that electricity will be supplied by Landlord to the Premises and the cost thereof is included in the Fixed Rent. Accordingly, there shall be no charge to Tenant for such electric energy by way of measuring the same on any meter or otherwise, the cost of such electric energy being included in the Fixed Rent.

6. ASSIGNMENT AND SUBLETTING, (a) This Lease is personal to Tenant and may not be assigned by it to any other person or organization other than to an Affiliate of Tenant. Tenant may not sublease all or any portion of the Premises or permit the Premises to be used or occupied by any other person or organization other than to an Affiliate of Tenant. For purposes of this Lease, “Affiliate of Tenant” means any entity that is owned or controlled by Tenant, Alliance Data Systems Corporation, or any entity that is wholly owned by Alliance Data Systems Corporation.

(b) For purposes of this Paragraph 6, the transfer of a majority of the total issued and outstanding membership interests in Tenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, involving Tenant and/or its parent, shall be deemed an assignment of this Lease. Tenant agrees to furnish to Landlord on request at any time such information and assurances as Landlord may reasonably request that Tenant has not violated the provisions of this Paragraph 6.

(c) The provisions of subparagraph (b) above shall not apply to transactions with a corporation or limited liability company into or with which Tenant is merged or consolidated or with a person to which substantially all of Tenant’s assets are transferred (provided such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant as of the date of this Lease or as of the date immediately prior to such merger, consolidation or transfer, whichever is greater) or, if Tenant is a general, limited or limited liability partnership, with a successor partnership, nor shall such provisions apply to transactions with an entity that controls or is controlled by Tenant or is under common control with Tenant. Tenant shall notify Landlord before any such transaction is consummated.

(d) The term “control” as used in this Lease (i) in the case of a corporation shall mean ownership of more than fifty (50%) percent of the outstanding capital stock of that corporation, (ii) in the case of a general or limited liability partnership, shall mean more than fifty (50%) percent of the general partnership or membership interests of the partnership, (iii) in the case of a limited partnership, shall mean more than fifty (50%) percent of the general partnership interests of such limited partnership, and (iv) in the case of a limited liability company, shall mean more than fifty (50%) percent of the membership interests of such limited liability company.

7. INSURANCE. PROPERTY LOSS OR DAMAGE: REIMBURSEMENT.

(a) Neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor Landlord’s agents shall be liable for any injury or damage to persons or property, or interruption of Tenant’s business, resulting from fire or other casualty; nor shall Landlord or Landlord’s agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building. Notwithstanding the foregoing, Landlord shall be liable to Tenant for any damage caused by the gross negligence or intentional misconduct of Landlord or its agents to the extent that Tenant’s insurance does not fully reimburse Tenant for such damage.

(b) (i) Tenant shall, at Tenant’s own cost and expense, obtain, maintain and keep in full force and effect during the term of this Lease, commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverage) in a combined single limit amount of not less than One Million and 00/100 ($1,000,000.00) Dollars per occurrence and $2,000,000 in the aggregate, against all claims, demands or actions with respect to damage, injury or death made by or on behalf of any person or entity, arising from or relating to the conduct and operation of Tenant’s business in, on or about the Premises, or arising from or related to any act or omission of Tenant. Such policies shall contain a general endorsement adding Landlord as an additional insured. Tenant, at Tenant’s sole cost and expense, shall maintain insurance protecting and indemnifying Tenant against any and all damage to or loss of any Alterations and leasehold improvements made by Tenant, and Tenant’s Property (as defined in Paragraph 23). and all claims and liabilities relating thereto.

(ii) All said policies of insurance shall be: (x) written as “occurrence” policies; (y) written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or any ground lessor may carry; and (z) issued by insurance companies rated “A-” “VIII” or better by A. M. Best that are licensed to do business in the State of Colorado. Tenant shall, not later than ten (10) Business Days prior to the Commencement Date, deliver to Landlord documentation confirming the existence of the above referenced policies of insurance or certificates thereof and shall thereafter furnish to Landlord, as soon as reasonably practicable, prior to the expiration of any such policies and any renewal thereof, a new policy or certificate in lieu thereof.

(c) Landlord shall maintain or cause to be maintained throughout the Term “all risk” insurance covering all risks of physical loss or damage to the Building for the full insurable value of the improvements thereon. Such insurance shall be broad form and shall include, but shall not be limited to, coverage for fire, extended coverage, vandalism and malicious mischief. “Full insurable value,” as used herein, means the actual cost of replacing the Building and the improvements therein. Landlord shall not be required to maintain or cause to be maintained any insurance with respect to Tenant’s personal property.

(d) The proceeds of any insurance from any policy maintained by Landlord in accordance with subsection (c) above shall be adjusted by and paid solely to Landlord. Landlord shall use such proceeds to pay for the cost of the work required to be performed by Landlord under this Lease and the cost of making temporary repairs and doing such work as may be necessary to protect the Building against further injury. If the proceeds of such insurance payable to Landlord shall exceed such cost, such excess shall belong to Landlord.

8. REPAIRS AND MAINTENANCE. Tenant, at its sole cost and expense, shall take good care of the Premises and the fixtures and appurtenances therein and make all repairs thereto as and when needed to preserve them in good working order and condition, except that Landlord shall, at its sole cost and expense, make all necessary repairs to all Building Systems (as defined in Paragraph 23 hereof) serving and structural elements located in the Premises. Landlord promptly shall, subject to Paragraph 20 hereof, repair, or replace, at Tenant’s sole cost and expense, to Landlord’s reasonable satisfaction all portions of the Premises, the Building, or the fixtures, appurtenances or equipment of either, that are damaged or injured due to carelessness, omission, neglect or improper conduct on the part of Tenant or Persons Within Tenant’s Control (as defined in Paragraph 21). All such repairs, restorations and replacements shall be in quality and class equal to the original work or installations. In addition, Landlord shall maintain the Building and all common areas in the manner in which Landlord, immediately prior to the Commencement Date, has maintained same for its sole use.

9. RULES AND REGULATIONS. Tenant shall comply with the Rules and Regulations annexed hereto as Exhibit D and with such other and further reasonable rules and regulations and standards as Landlord and Landlord’s agents may from time to time adopt, on notice to Tenant to be given as Landlord may elect, provided that such Rules and Regulations may not be amended to include provisions that are in conflict with the terms of this Lease without Tenant’s prior consent.

10. SERVICES, (a) So long as Tenant is not in default under the provisions of this Lease beyond any required notice and any applicable cure period, Landlord, at its cost and expense, shall (“collectively, “Building Services”):

(i) Provide passenger elevator service to the Premises, if required, twenty four (24) hours of each day (“Operating Hours”) and, subject to Paragraph 10(c). have one passenger elevator on call at all other times.

(ii) Provide one (1) freight elevator serving the Premises, if required, on call on a “first come, first served” basis on Business Days during Operating Hours, and on a reservation, “first come, first served” basis from 6:00 p.m. to 8:00 a.m. on Business Days and at any time on days other than Business Days (“Overtime Periods”).

(iii) Maintain and repair the HVAC System (as defined in Paragraph 23), the Building generators (as defined in Paragraph 23). Uninterruptible Power Supply Systems, Halon Systems and other fire suppressant and alarm systems serving the Premises, at Landlord’s cost, except for those repairs that are the obligation of Tenant pursuant to Paragraph 8. Landlord shall operate the HVAC System as and when required by law, and for the comfortable occupancy of the Premises and for the protection and proper operation of the data center equipment (as reasonably determined by Landlord) during the term of this Lease, and Tenant shall cooperate fully with Landlord and abide by all of the Rules and Regulations which Landlord may prescribe for the proper functioning of the HVAC System and other equipment. Tenant expressly acknowledges that some or all windows are or may be hermetically sealed and cannot be opened and Landlord makes no representation as to the habitability of the Premises at any time the HVAC System is not in operation. Tenant hereby expressly waives any claims against Landlord arising out of the cessation of operation of the HVAC System and/or other Building Systems or data center systems, or the suitability of the Premises when the same is not in operation, whether due to normal scheduling or the reasons set forth in Paragraph 10(c). Landlord, throughout the term, shall have free access to all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating and machine rooms and electrical closets in the Premises, and Tenant shall not construct partitions or other obstructions that may interfere with Landlord’s free access thereto, or interfere with the moving of Landlord’s equipment to and from the enclosures containing said installations. Neither Tenant nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect such mechanical installations.

(iv) Furnish cold water for lavatory and drinking and office cleaning purposes.

(v) Provide nonexclusive use of restrooms in the Building.

(vi) Provide a security guard or receptionist at the main entrance to the Building during Operating Hours.

(vii) Replace as needed any Building Standard florescent and other light bulbs in and around the Premises.

(viii) Provide Building standard janitorial services in the Premises during Business Days.

(ix) Provide hosting, co-location and connectivity services as more particularly described in Exhibit C annexed hereto, including, without limitation, the use of all data and hosting equipment located within the Premises, local telephone service, high speed internet access, and other services as is consistent with that previously being received by Tenant at the Building with respect to its Email Business.

(b) Landlord reserves the right to stop the furnishing of the Building Services and to stop operating any Building System, when necessary, by reason of accident or emergency, or for alterations in the judgment of Landlord desirable or necessary to be made, until said alterations shall have been completed; and Landlord shall have no responsibility or liability for failure to supply air-conditioning, ventilation, heat, elevator, plumbing, electric or other services during said period or when prevented from so doing by strikes, lockouts, difficulty of obtaining materials, accidents or by any cause beyond Landlord’s reasonable control, or by Requirements or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. No diminution or abatement of Fixed Rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, nor shall the same constitute an actual or constructive eviction, provided that if the Premises are uninhabitable, as defined for use a data center, as a result therefrom for more than ten (10) consecutive days, Fixed Rent shall be abated until the Premises are again habitable.

11. REQUIREMENTS OF LAW, (a) Tenant shall not do, and shall not permit to be done, any act or thing in or upon the Premises or the Building that will violate any Requirements. Tenant shall, at Tenant’s sole cost and expense, take all action, including any required alterations necessary to comply with all present and future Requirements, applicable to the operation of its business within the Premises which shall impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with the Premises, Tenant’s occupancy, use or manner of use of the Premises, or required by reason of a breach of any of Tenant’s covenants or agreements under this Lease. Notwithstanding the preceding sentence, Tenant shall not be obligated to perform any Alterations to the Premises necessary to comply with any Requirements unless compliance shall be required by reason of (i) any cause or condition arising out of any alterations to or installations in the Premises made by or on behalf of Tenant, (ii) Tenant’s particular manner of use or occupancy of the Premises (as opposed to mere use as a data center, (iii) any breach of any of Tenant’s covenants or agreements under this Lease, or (iv) any wrongful act or omission by Tenant. Landlord will, at its sole cost and expense, comply with all other requirements applicable to the Building and/or requiring Alterations that are not the obligation of Tenant hereunder.

(b) Tenant shall not bring, keep, use, or maintain any Hazardous Material (as hereinafter defined in this subparagraph) on or about the Premises. If Tenant shall breach the foregoing covenant and such breach shall result in a violation of Requirements or contamination in the Premises or the Building, then Tenant shall indemnify, defend and hold Landlord and any Mortgagee (as defined in Paragraph 23) and their respective directors, officers, invitees, agent, servants and employees harmless from any and all liabilities arising during or after the term as a result of such violation or contamination. Tenant shall, in accordance with applicable Requirements, either remove such Hazardous Material or encapsulate such Hazardous Material and restore the Premises to its condition prior to the removal of such Hazardous Material. Notwithstanding the foregoing, any work required pursuant to the preceding sentence shall be performed at Landlord’s option, either by Tenant, at Tenant’s expense, utilizing a contractor designated by Landlord or by Landlord at Tenant’s expense. This subparagraph shall not prohibit Tenant from maintaining materials, equipment and supplies, including, without limitation, printer chemicals, cleaning materials and materials used in the operation and maintenance of Tenant’s offices as is customary for office tenants provided such items are permitted, used, stored, safeguarded and disposed of as required by applicable Requirements. For purposes of this Lease, “Hazardous Materials” means all materials defined or classified as “hazardous materials,” “hazardous waste,” “hazardous substance,” “toxic substance,” “hazardous pollutant,” “toxic pollutant” or “oil” pursuant to any relevant federal or state law, including without limitation 42 U.S.C. § 9601 et. seq. (CERCLA), 42, U.S.C. § 6901 et. seq. (RCRA), and any regulations promulgated pursuant to those statutes, all as amended.

12. DEFAULT AND REMEDIES, (a) It shall be a Default under this Lease if Tenant shall:

(i) fail to pay when due Fixed Rent or any other charges payable under this Lease, and such failure shall continue for ten (10) Business Days after Landlord shall have given Tenant written notice thereof, or

(ii) fail to observe or perform any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant shall fail to remedy the same within thirty (30) days after notice by Landlord to Tenant specifying such failure, provided that if such failure is of such a nature that it cannot with due diligence be completely remedied within thirty (30) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or foreclosure of any Mortgage (as defined in Paragraph 23\ if Tenant shall not, (i) within such thirty (30) day period advise Landlord of Tenant’s intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within such thirty (30) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same, and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary, then, in either of the foregoing events, Landlord may (A) give Tenant a notice of intention to terminate this Lease at the expiration of three (3) days from the date of the service of such notice of intention, and upon the expiration of said three (3) days, this Lease shall terminate but Tenant shall remain liable for damages as provided below, or (B) without notice, reenter the Premises, either by summary dispossess proceedings or by any suitable action or proceeding at law or otherwise (excluding force), whether or not Landlord terminates this Lease. In addition, Landlord shall, by reason of Tenant’s default hereunder, have all rights and remedies as are available at law or in equity.

(b) If this Lease shall be terminated in accordance with subparagraph (a) above, or if Landlord shall reenter the Premises, Landlord may remove all of Tenant’s personal property and discontinue all services to Tenant. In the event of any termination of this Lease or if Landlord shall reenter the Premises under the provisions of this Lease, (i) Tenant shall pay to Landlord all Fixed Rent and all other unpaid additional rent and charges payable up to the time of such termination or reentry (as the case may be), plus all Fixed Rent and additional rent that would have been payable through the scheduled Expiration Date, and (ii) Tenant shall pay to Landlord all expenses, including court costs and attorneys’ fees and disbursements, incurred by Landlord in recovering possession of the Premises and all costs and charges for the care of the Premises while vacant. In such event, Landlord also may relet the Premises to a third party, without releasing Tenant from any of its obligations under this Lease, except that Tenant shall receive a credit against such unpaid obligations equal to any fixed rent actually received by Landlord from such third party, after deducting all of Landlord’s expenses in connection with the reletting of the Premises or the negotiation, execution and delivery of such third-party lease. The provisions of this subparagraph (b) shall not limit any of Landlord’s other rights and remedies hereunder.

13. SECURITY DEPOSIT.

(a) Tenant has deposited with Landlord on the signing of this Lease the Security Deposit in cash or by Letter of Credit (as defined and further described in Paragraph 13(b)). as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Tenant agrees that in the event (i) of the occurrence of a default or (ii) Tenant has defaulted in the performance of any of its obligations under this Lease, including the payment of any item of Fixed Rent or other charges, and the transmittal of a notice of default by Landlord is barred by applicable law, Landlord may use or apply the Security Deposit for the payment of any Fixed Rent, or any other sum as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of the default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). If Landlord applies or retains any portion or all of the proceeds of the Security Deposit, Tenant shall forthwith restore the amount so applied or retained by delivering cash or an additional or new Letter of Credit so that, at all times, the amount of the Security Deposit shall be equal to three (3) months of the Fixed Rent then in effect under this Agreement (which is initially $366,000). Within fifteen (15) days of any change in the Fixed Rent, Tenant shall deliver to Landlord either a replacement Letter of Credit or an amendment to the existing Letter of Credit, or additional cash, as applicable, to reflect the appropriate amount of the security required hereunder.). Provided there is no uncured default, any balance of the proceeds of the Security Deposit held by Landlord and not used, applied or retained by Landlord as above provided, and any remaining Letter of Credit, shall be returned to Tenant promptly after the Expiration Date and after delivery of possession of the entire Premises to Landlord in accordance with the terms of this Lease.

(b) If Tenant elects to deliver the Security Deposit in the form of a letter of credit, such letter of credit (the “Letter of Credit”) shall be clean, irrevocable and unconditional and issued and drawn on any commercial bank approved by Landlord with offices for banking purposes in the State of New York (““Issuing Bank”), have a term of not less than one (1) year, be for the account of Landlord, and be in the full amount of the Security Deposit. The Letter of Credit shall:

(i) provide for payment by the Issuing Bank to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit on presentation of the Letter of Credit and a sight draft in the amount to be drawn;

(ii) provide for automatic renewal, without amendment, for consecutive periods of one (1) year each during the Term, unless the Issuing Bank sends written notice (the “Non-Renewal Notice”) to Landlord by certified or registered mail, return receipt requested, at least thirty (30) days prior to the expiration date of the Letter of Credit, to the effect that it elects not to have such Letter of Credit renewed;

(iii) include an expiration date of not earlier than sixty (60) days after the Expiration Date; and

(iv) be transferable by Landlord as provided in Paragraph 13.

(c) Landlord, after receipt of the Non-Renewal Notice, shall have the right to draw the entire amount of the Letter of Credit and to hold the proceeds as a cash Security Deposit. Landlord shall release such proceeds to Tenant upon delivery to Landlord of a replacement Letter of Credit complying with the terms hereof.

(d) In the event that Landlord transfers or assigns its interest in this Lease, Landlord shall have the right to transfer the Security Deposit, without charge for such transfer, to the purchaser or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit. In such event, Tenant agrees to look solely to the new Landlord for the return of the Security Deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit.

(e) Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit held hereunder, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the security shall be deemed to be applied to the payment of the Fixed Rent and additional rent due Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord’s damages.

14. LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions of this Lease, (a) Landlord may, but shall not be obligated to, remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred shall be paid by Tenant to Landlord with interest thereon at the Applicable Rate upon rendition of a bill to Tenant therefor.

15. ACCESS BY LANDLORD. Landlord or its agents or designees shall have the right to enter the Premises, at all times to examine any Building System or to make any repairs or alterations that Landlord may deem necessary or reasonably desirable and shall also have the right to enter the Premises for the purpose of exhibiting them to prospective tenants, licensees or mortgagees and Landlord will use good faith efforts to minimize any interference with Tenant’s business operations and comply with Tenant’s reasonable security procedures.

16. SURRENDER OF PREMISES, (a) Upon the expiration or other termination of this Lease, Tenant immediately shall quit and surrender the Premises to Landlord, vacant, broom clean and in good order and condition, reasonable wear and tear excepted, Tenant shall remove all of its furniture, furnishings, movable equipment and trade fixtures and Tenant shall remove its Alterations to the extent required pursuant to Paragraph 2. Any property that Tenant shall be required to remove pursuant to the preceding sentence and that it shall fail to remove upon the expiration or termination of this Lease shall be deemed abandoned and shall become the property of Landlord and may be removed and disposed of by Landlord without accountability to Tenant and at Tenant’s sole cost and expense. If any damage to the Premises or the Building results from the removal of such property (whether such removal is performed by Landlord or Tenant), Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for the cost of repairing such damage.

(b) If Tenant shall remain in possession of the Premises after the Expiration Date, without the execution by both Tenant and Landlord of a new lease for occupancy of the Premises, Tenant, at the election of Landlord, shall be deemed to be occupying the Premises as a tenant from month-to-month, at a monthly rental equal to two (2) times the then Fixed Rent, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. In addition, if the Premises are not surrendered upon the expiration or other termination of this Lease, Tenant hereby indemnifies Landlord against liability or expense (including any consequential damages) resulting from delay by Tenant in so surrendering the Premises.

(c) Tenant’s obligations under this Paragraph 16 shall survive the expiration or termination of this Lease.

17. LEGAL PROCEEDINGS: WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other or any matters arising out of or in connection with this Lease or Tenant’s use or occupancy of the Premises. Tenant shall not assert and hereby waives the right to assert any counterclaim of any nature in any summary proceeding or other proceeding to recover possession of the Premises. Tenant shall reimburse Landlord, on demand, for any costs and expenses (including attorneys’ fees and disbursements and attorneys’ fees and disbursements incurred in connection with the enforcement of this provision and in collecting amounts payable hereunder) incurred in connection with enforcing Tenant’s obligations under this Lease. The provisions of this Paragraph 17 shall survive the expiration or termination of this Lease.

18. SUBORDINATION; ESTOPPEL CERTIFICATE, (a) The rights granted under this Lease to Tenant are subject and subordinate to any present or future Mortgages (and to any consolidation, modification, renewal, replacement or extension, as applicable, of any Mortgage) of all or any part of the Premises or the Building and to all matters to which such Mortgage may be subordinate.

(b) At any time and from time to time within twenty (20) days after notice to Tenant by Landlord or a lessor or mortgagee (which twenty (20) day period is not subject to any notice and cure periods otherwise provided in this Lease), Tenant shall, without charge, execute, acknowledge and deliver a statement in writing addressed to such party as Landlord, lessor or mortgagee, as the case may be, may designate, in form satisfactory to Landlord, lessor or mortgagee, as the case may be, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid; (iii) whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each such default of which the signer may have knowledge; (iv) whether Tenant has accepted possession of the Premises; (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim; (vi) either that Tenant does not know of any default in the performance of any provision of this Lease or specifying the details of any default of which Tenant may have knowledge and stating what action Tenant is taking or proposes to take with respect thereto; (vii) that, to the knowledge of Tenant, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition or operations of Tenant or, if any such proceedings are pending or threatened to the knowledge of Tenant, specifying and describing the same; and (viii) such further information with respect to this Lease or the Premises as Landlord may reasonably request or lessor or mortgagee may require; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee, by any lessor or prospective lessor, by any tenant or prospective tenant of the Real Property or any part thereof, or by any prospective assignee of any Mortgage.

(c) In the event of the foreclosure, termination or cancellation of a Mortgage for any reason whatsoever, whether voluntary, involuntary or by operation of law, or re-entry or dispossess by Landlord, prior to the Expiration Date, the holder of such Mortgage may, at its option, take over all of the right, title and interest of Landlord under this Lease, and Tenant shall, at such holder’s or lessor’s option, attorn to such party for the balance of the Term, on the then executory provisions of this Lease, except that the holder of a Mortgage shall not be (i) liable for any previous act or omission of Landlord under this Lease, or (ii) bound by any previous modification of this Lease made without such party’s prior written consent or by any prepayment of more than one month’s Fixed Rent or additional rent then due.

19. BILLS AND NOTICES. Any notice, request or demand (“Notice”) permitted or required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord or Tenant, shall be in writing and shall be given as follows: (i) by hand delivery; (ii) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; or (iii) by overnight nationwide commercial courier service; in each case, to the address and party listed below:

If to Landlord to:

DoubleClick Inc. 111 Eighth

Avenue New York, New York

10011 Attention: General

Counsel

With a copy to:

Peter Malloy, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

If to Tenant:

Epsilon Data Management, LLC

c/o Alliance Data Systems Corporation

17655 Waterview Parkway

Dallas, Texas 75252

Attention: General Counsel

Facsimile: (972) 348-5150

Email: jeanette.fitzgerald@alliancedata.com

Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days written Notice of such change to the other parties in accordance with the provisions of this Paragraph 19. Notices shall be deemed to have been given on the date they are actually received; provided, however, that (i) if any Notice is received on a holiday or weekend or after 5:00 p.m. on a business day in the time zone where received, it shall be deemed given on the next succeeding business day, and (ii) the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery (subject to the provisions of clause (i) above).

20. DESTRUCTION BY FIRE OR OTHER CAUSE, (a) Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of any accident, emergency, occurrence, fire or other casualty (each, a “Casualty”) and all damages to or defects in the Premises or the Building. Such notice shall be given by telecopy or personal delivery to the address(es) of Landlord in effect for Notices pursuant to Paragraph 19 of this Lease. If Landlord reasonably determines that the Premises and/or the Building cannot be restored within one hundred eighty (180) days after the date of the Casualty, Landlord shall so notify Tenant, and Landlord or Tenant may terminate this Lease by notice of termination, given to the other party within thirty (30) days after the date of Landlord’s determination, this Lease shall expire as of the date of termination stated in said notice with the same effect as if that date were the Expiration Date, and Fixed Rent and additional rent hereunder shall be apportioned as of such date. If neither party so terminates this Lease, Landlord shall proceed with reasonable diligence, after receipt of the net proceeds of insurance, to repair or cause to be repaired such damage at its expense. If this Lease is not terminated as set forth in this subparagraph and the damaged portion of the Premises shall be rendered unuseable for its intended purposes as same was utilized prior to such damage and such damage shall not be due to the fault of Tenant or Persons Within Tenant’s Control, then Fixed Rent and additional rent, or an amount thereof apportioned according to the area of the Premises so rendered untenantable (if less than the entire Premises shall be so rendered untenantable) or by the diminished business usefulness, if a more appropriate measure, shall be abated for the period from the date of such damage to the date when the repair of such damage shall have been substantially completed. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or any cause beyond the control of Landlord or contractors employed by Landlord.

(b) Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furnishings, furniture, contents, fixtures, space equipment and leasehold improvements, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

(c) This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and any law providing for a contingency in the absence of express agreement shall have no application in such case.

21. INDEMNITY, (a) Except to the extent of insurance proceeds received by the Indemnitees (as defined in Paragraph 23). Tenant shall indemnify and save harmless the Indemnitees from and against (i) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant or its principals, officers, agents, contractors, servants, employees, licensees and invitees (collectively, “Persons Within Tenant’s Control”), (ii) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises during the Term or during Tenant’s occupancy of the Premises, unless and to the extent caused by the act, omission, or negligence of Landlord or its principals, officers or employees, (iii) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Building, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Persons Within Tenant’s Control, and (iv) any breach, violation or non performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed or performed by Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, and all collection costs (including, without limitation, attorneys’ fees and disbursements) incurred by Landlord in enforcing this indemnity provision against Tenant.

(b) If any claim, action or proceeding is made or brought against any Indemnitee, against which claim, action or proceeding Tenant is obligated to indemnify such Indemnitee pursuant to the terms of this Lease, then, upon demand by the Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee’s name, if necessary, by such attorneys as the Indemnitee may select, including, without limitation, attorneys for the Indemnitee’s insurer. The provisions of this Paragraph 21 shall survive the expiration or earlier termination of this Lease.

22. MISCELLANEOUS.

(a) This Lease shall be governed by the laws of the State of Colorado, without regard to conflict of laws principles.

(b) This Lease may not be amended orally.

(c) Each agreement or obligation to be performed by Tenant or Landlord under this Lease shall be deemed and construed as a separate and independent covenant of Tenant or Landlord, not dependent on any other provision of this Lease.

(d) This Lease and the annexed Exhibits set forth the entire agreement between Landlord and Tenant with respect to the lease of the Premises and the Building and the services to be provided to Tenant by Landlord as described herein, and there are no other representations, agreements or matter, either oral or written, between Landlord and Tenant with respect to the subject matter of this Lease.

(e) All amounts, other than Fixed Rent, payable to Landlord pursuant to the terms of this Lease, shall be deemed “additional rent” and Landlord shall have the same remedies for the default in payment thereof which Landlord has for default in the payment of Fixed Rent.

(f) The obligations of Landlord under this Lease shall not be binding on Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Land, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease thereafter arising, and the transferee shall be deemed to have assumed, subject to the remaining provisions of this subparagraph (f), all obligations of Landlord under this Lease arising after the effective date of the transfer. No trustee, partner, shareholder, director or officer of Landlord, or of any partner or shareholder of Landlord (collectively, the “Parties”) shall have any direct or personal liability for the performance of Landlord’s obligations under this Lease, and Tenant shall look solely to Landlord’s interest in the Building and the Land to enforce Landlord’s obligations hereunder and shall not otherwise seek any damages against Landlord personally or any of the Parties whatsoever. Tenant shall not look to any other property or assets of Landlord or any property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

(g) Landlord represents and warrants to Tenant that Landlord has not dealt with any broker or Person in connection with this Lease. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or Person in connection with this Lease. The execution and delivery of this Lease by Tenant shall be conclusive evidence that Tenant acknowledges that Landlord has relied upon the foregoing representation and warranty. Each party to this Lease shall indemnify and hold harmless the other party from and against any and all claims for commission, fee or other compensation by any Person who claims to have dealt with the party breaching its representation and warranty hereunder in connection with this Lease and for any and all costs incurred by the non-breaching party in connection with such claims, including, without limitation, attorneys’ fees and disbursements. This provision shall survive the expiration or earlier termination of this Lease.

(h) When in this Lease Landlord’s consent or approval is required and this Lease provides that Landlord’s consent or approval shall not be unreasonably withheld and Landlord shall refuse such consent or approval, or in any instance in which Landlord shall delay its consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

23. CERTAIN DEFINITIONS. The following definitions shall have the meanings indicated below:

“Base Operating Factor” shall mean the Operating Expenses for the period covered by the third Lease Year.

“Base Tax Factor” shall mean the Taxes payable during the third Lease Year.

“Building System(s)” means the base building mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building, but shall not include installations made by Tenant or fixtures or appliances.

“Business Days” means all days, excluding Saturdays, Sundays and all days observed as holidays by the State of Colorado, the federal government or the labor unions, if any, servicing the Building.

“Escalation Year” shall mean each Lease Year following the third Lease Year.

“Government Authority (Authorities)” means the United States of America, the State of Colorado, the City of Thornton, the County of Adams, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Building and/or the Land, or any portion thereof.

“HVAC” means heat, ventilation and air conditioning.

“HVAC System” means the Building Systems providing HVAC.

“Indemnitees” means Landlord and its shareholders, officers, directors, employees, and agents.

“Landlord’s Statement” shall mean an instrument containing a computation of additional rent due pursuant to the provisions of Paragraph 24 famished by Landlord to Tenant.

“Mortgage” means any trust indenture or mortgage which may now or hereafter affect the Real Property or the Building, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

“Mortgagee” means any party secured by a Mortgage.

“Operating Expenses” means all expenses and costs of any kind incurred by Landlord in connection with the ownership, operation, management, maintenance, or repair of the Real Property other than Taxes. Operating Expenses include without limitation, all of the following:

(i) Wages, salaries, fees, and all related expenses (including without limitation, taxes, insurance, and benefits) of all personnel engaged in the operation, management, maintenance or repair of the Real Property.

(ii) Costs of supplies, tools, equipment, and other materials, including replacement parts and equipment, whether purchased, leased, used, or consumed in the operation maintenance or repair of the Real Property.

(iii) Costs of maintenance or service agreements for the Real Property, including without limitation, access control service, window cleaning, traffic control, janitorial service, landscape maintenance, and elevator maintenance.

(iv) Costs of operation, maintenance or repair of interior and exterior common or public areas of the Real Property, including without limitation, sidewalks and landscaping.

(v) Costs of outside legal or accounting services for the Real Property.

(vi) Costs of insurance carried by Landlord relating to the Real Property, including without limitation, fire and casualty insurance (with extended, all-risk, or other coverage), rental loss or business interruption insurance, comprehensive or commercial general liability insurance, and other commercially reasonable insurance carried by Landlord, plus the cost of all deductible payments made by Landlord.

(vii) Assessments, fees, or similar charges for the Real Property’s share of the cost of operating and maintaining common areas and facilities of any office or business park in which the Real Property is located.

(viii) Costs of complying with Requirements applicable to the operation, management, maintenance or repair of the Real Property, including without limitation, costs for licenses, permits and inspection fees.

(ix) Salaries, costs and expenses related to the property manager and his team of employees in providing building management services such as electrical work, cabling, shipping/receiving and space planning (“Management Services”).

(x) Costs of providing local loop circuits and telco services.

“Requirements” means (i) all present and future laws, rules, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, retroactive and prospective, of all Government Authorities now existing or hereafter created, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Building or the Land, or any street, avenue or sidewalk comprising a part or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupancy of the Building, (ii) all requirements, obligations and conditions of all instruments of record on the date of this Lease, and (iii) all requirements, obligations and conditions imposed by the carrier of Landlord’s hazard insurance policy for the Building and by all insurance boards.

“Security Deposit” means the amount of security required to be provided by Tenant to Landlord under Paragraph 13 of this Lease.

‘Taxes” means the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed on the Real Property (including, without limitation, (i) assessments made on or with respect to any “air” and “development” rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Government Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, and (iii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building); provided that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed on Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes or for an increase in any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord’s sole asset were Landlord’s interest in the Real Property. With respect to any Tax Year, all expenses, including attorneys’ fees and disbursements and experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained therein to the contrary notwithstanding, Taxes shall not be deemed to include (A) any taxes on Landlord’s income, (B) franchise taxes, (C) estate or inheritance taxes, or (D) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed as a substitute for the whole or any part of, or as a substitute for an increase in the taxes, assessments, levies, fees, charges and impositions that now constitute Taxes.

‘Tax Year” means each period of twelve (12) months, that includes any part of the term of this Lease, that now or hereinafter is or may be duly adopted as the fiscal year for real estate tax purposes for Thornton, Colorado.

‘Tenant’s Property” means Tenant’s movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings and other movable items of personal property.

‘Tenant’s Proportionate Share” shall be deemed to mean 26.6% plus 3.9% applicable to space for 24 Cubicles for so long as Tenant leases Cubicle Space under this Lease.

24. TAXES AND OPERATING EXPENSES, (a) Tenant shall pay as additional rent for each Escalation Year an amount (‘Tenant’s Operating Payment”) equal to Tenant’s Proportionate Share of the amount by which Operating Expenses for such Escalation Year exceed the Base Operating Factor.

(b) Tenant shall pay as additional rent for each Tax Year, all or any portion of which shall be within the Term, a sum (‘Tenant’s Tax Payment”) equal to Tenant’s Proportionate Share of the amount by which the Taxes payable for such Tax Year exceed the Base Tax Factor. Tenant’s Tax Payment for each Tax Year shall be due and payable in two equal semiannual installments, in advance, on the first day of each June and December during the Term, based upon the most recent Landlord’s Statement. If there shall be any increase or decrease in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Landlord’s Statement for such Tax Year.

(c) Landlord shall furnish to Tenant, with respect to each Escalation Year, a written statement setting forth Landlord’s reasonable estimate of Tenant’s Operating Payment for such Escalation Year. Tenant shall pay to Landlord on the first day of each month during such Escalation Year an amount equal to one-twelfth ( 1/12) of such Landlord’s estimate of Tenant’s Operating Payment for such Escalation Year. If, however, Landlord shall furnish any such estimate for an Escalation Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this subparagraph in respect of the last month of the preceding Escalation Year, (ii) Tenant shall, within fifteen (15) days after receipt by Tenant of such estimate, pay to Landlord the amount of any underpayment of Tenant’s Operating Payment with respect to the then current Escalation Year calculated to the end of the month in which such estimate is furnished, or, in the event of an overpayment, Landlord shall either pay to Tenant, or, at Landlord’s election, credit the amount against subsequent payments under this Section the amount of Tenant’s overpayment; and (iii) Tenant shall pay to Landlord an amount equal to one-twelfth ( 1/12) of Tenant’s Operating Payment shown on such estimate on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation

Year unless and until Landlord shall furnish to Tenant a. revised statement of Landlord’s reasonable estimate of Tenant’s Operating Payment for such Escalation Year, which Landlord may do at any time or from time to time and in such case, Tenant’s Operating Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding clause (ii). After the end of each Escalation Year Landlord shall furnish to Tenant Landlord’s Statement for such Escalation Year. Each such year end Landlord’s Statement shall be accompanied by a computation of operating expenses for the Building from which Landlord shall make the computation of Operating Expenses hereunder. In making computations of operating expenses the certified public accountant may rely on Landlord’s estimates and allocations when necessary. If the Landlord’s Statement shows that the sums paid by Tenant under subparagraph (a) exceeded Tenant’s Operating Payment required to be paid by Tenant for such Escalation Year, Landlord shall either refund to Tenant the amount of such excess or, at Landlord’s election, credit the amount of such excess against subsequent payments under this paragraph, and if the Landlord’s Statement for such Escalation Year shows that the sums so paid by Tenant were less than Tenant’s Operating Payment paid by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within fifteen (15) days after receipt by Tenant of such year end Landlord’s Statement.

25. PARKING, (a) From and after the Commencement Date, Landlord shall make up to 24 parking spaces or if less, a number of parking spaces equal to the number of cubicles/workstations then being used by Tenant (‘Tenant’s Parking Spaces”) available to Tenant in such areas (the “Parking Areas”) of the Real Property as Landlord shall periodically designate for parking. Landlord makes no representations or guarantees whatsoever as to the specific location of Tenant’s Parking Spaces. Tenant’s Parking Spaces shall be used exclusively for the parking of passenger cars, minivans or SUV’s, belonging to or leased to or operated by Tenant, any of Tenant’s permitted subtenants, and their respective employees, visitors and invitees, and for no other purpose. Tenant shall not allow any parking of any cars of Tenant or Tenant’s permitted subtenants, or their employees, visitors or invitees, outside of the Parking Areas or in parking spaces within the Real Property designated for use by Landlord or other tenants or their respective employees, visitors or invitees. Landlord reserves the right to relocate or alter Tenant’s Parking Spaces if, in Landlord’s sole judgment, it becomes desirable to do so during the Term. Tenant shall upon request promptly furnish to Landlord the license numbers of the cars operated by Tenant and Tenant’s permitted subtenants and their employees and contractors.

(b) All parking spaces used by Tenant, its employees, visitors and invitees shall be used at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism or any other cause whatsoever.

(c) Landlord shall have the right to tow, at Tenant’s sole cost and expense, any of Tenant’s or Tenant’s permitted subtenants’, or their employees’, visitors’ or invitees’, cars that are parked outside of Tenant’s Parking Spaces to the extent specific spaces are reserved for tenants.

(d) Landlord shall have the right to require that all vehicles parked in Tenant’s Parking Spaces shall exhibit such identification as Landlord may from time to time deem reasonably necessary to control the use of the Parking Areas. Landlord shall have the right to tow, at Tenant’s sole cost and expense, any of Tenant’s or Tenant’s permitted subtenants’, or their employees’, visitors’ or invitees’ cars not exhibiting such identification if required.

26. FORCE MAJEURE. If, by reason of (i) strike or lockout, (ii) labor troubles, (iii) governmental preemption in connection with a national emergency, (iv) any rule, order or regulation of any governmental agency, (v) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause, (vi) fire or other casualty, (vii) legal challenges to the validity or issuance of any permits, consents, certificates, licenses or approvals required from any Governmental Authority, (viii) acts of God, or (ix) any other cause beyond Landlord’s reasonable control (“Force Majeure Causes”), Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant’s obligation to pay rent hereunder shall in no wise be affected, impaired or excused.

27. CONDEMNATION, (a) If the whole of the Real Property, the Building or the Premises is acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property and not the entire Premises is so acquired or condemned then, (i) except as hereinafter provided, this Lease and the Term shall continue in effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned and same diminishes the business usefulness and data center capabilities of the Premises, from and after the date of the vesting of title, the Fixed Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises (or by the amount by which the data center’s capabilities within the Premises have been diminished, if a better measure) immediately prior to such acquisition or condemnation; (ii) whether or not the Premises are affected thereby, Landlord, at Landlord’s option, may give to Tenant, within sixty (60) days next following the date upon which Landlord receives notice of vesting of title, a thirty (30) day notice of termination of this Lease; and (3) if, by reason of such acquisition or condemnation, Tenant no longer has access to the Premises and access will not be available for six (6) or more months, Tenant, at Tenant’s option, may give to Landlord, within sixty (60) days next following the date upon which Tenant receives notice of vesting of title, a thirty (30) day notice of termination of this Lease. If any such thirty (30) day notice of termination is given, by Landlord or Tenant, this Lease and the term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. If a part of the Premises is so acquired or condemned and this Lease and the term are not terminated, Landlord, at Landlord’s cost and expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit, exclusive of Tenant’s Alterations and Tenant’s Property. In the event of any termination of this Lease and the term, the Fixed Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Fixed Rent or escalation rent for any period after such date shall be refunded by Landlord to Tenant.

(b) In the event of any such acquisition or condemnation of all or any part of the Real Property, as between Landlord and Tenant, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the value of any Tenant’s Property included in such taking, and for any moving expenses, so long as Landlord’s award is not reduced thereby.

28. SHARING OF PREMISES. Tenant acknowledges and agrees that, at present, Tenant and Landlord share portions of the area that is the Existing Premises and share the use of the data center. It is the intention of Landlord and Tenant that, until the Final Completion of the Work, Landlord and Tenant shall continue to share portions of the Existing Premises and data center. During the Construction Period, Landlord and Tenant shall use commercially reasonable good faith efforts to minimize any interference with the personal property, employees and business operations of the other party. The parties hereto shall use good faith efforts to resolve all differences, problems and disagreements regarding the access and equipment as to which they share without intervention. However, if such dispute is not resolved within ten (10) Business Days, the parties may exercise any right or remedy at law or equity, provided that neither party shall be permitted to receive consequential damages with respect to any such or other claim hereunder.

29. EXTENSION OPTIONS.

(a) Provided that (i) Tenant has not assigned this Lease or sublet any or all of the Premises other than to an Affiliate, and (ii) there shall not be outstanding any default under this Lease by Tenant at the time of exercise or at any time thereafter until the beginning of any such extension of the Term of this Lease, Tenant shall have the option (each a “Extension Option”), to extend the Term of this Lease for two (2) additional periods of thirty (30) months each (each a “Extension Period”), by giving written notice to Landlord of the exercise of any such Extension Option at least nine (9) months prior to the expiration of the Initial or then extended Term hereof. The exercise of any Extension Option by Tenant shall be irrevocable and shall cover the entire Premises. Upon such exercise, the Term of this Lease shall automatically be extended for the applicable Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by the other execute and acknowledge an instrument confirming the exercise of the applicable Extension Option. Any Extension Option shall terminate if not exercised precisely in the manner provided herein. Any extension of the Term hereof shall be upon all the Terms and conditions set forth in this Lease and all Exhibits hereto, except that: (i) Tenant shall have no further option to extend the term of this Lease after the exercise of the second Extension Option hereunder, (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; and (hi) Base Rent for any such Extension Period shall be at the then “Fair Market Annual Rent” (as hereinafter defined) for the Premises for the space and Term involved, which shall be determined as set forth below.

(b) “Fair Market Annual Rent” means the “fair market” Fixed Rent at the time or times in question for the applicable space and services provided hereunder, based on the prevailing rents then being charged to new tenants in the Building and new tenants in other similar facilities of the Building of comparable size, location, quality, equipment, services and age as the Building for leases with terms equal to the Extension Period, taking into account the desirability, location in the Building, size and quality of the space, included services and operating expense pass throughs, if any; provided, however, that the determination of Fair Market Annual Rent shall not take into account tenant improvements allowances, free rent or other allowances or concessions typically offered to attract new tenants to the Building or comparable buildings.

(c) Landlord and Tenant shall endeavor to agree on the Fair Market Annual Rent. If they have been unable to agree on the date that is one hundred eighty (180) days prior to the commencement of the Extension Period, then, within thirty (30) days after the end of such 180-day period, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and disinterested full time appraiser with at least five (5) years’ commercial, appraisal and data center rental experience in the State of Colorado to determine the Fair Market Annual Rent. If either Landlord or Tenant does not appoint an appraiser within such thirty (30) day period, the single appraiser appointed shall be the sole appraiser and shall set the Fair Market Annual Rent. If two (2) appraisers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Market Annual Rent. If the two (2) appraisers are unable to agree within thirty (30) after the second appraiser has been appointed, they shall select a third appraiser meeting the qualifications stated in this paragraph within ten (10) days thereafter. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days’ notice to the other party, may apply to the then, or to the Presiding Judge of the Superior court of Adams County, for the selection of a third appraiser who meets the qualifications stated in this paragraph. The third appraiser, however, selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within ten (10) days of the appointment of the third appraiser, the two (2) appraisers selected by the parties each shall submit such appraiser’s determination of the Fair Market Annual Rent and, within thirty (30) days thereafter, the third appraiser shall select one of the two submissions of Fair Market Annual Rent, which selection shall be binding on the parties. The party whose appraiser’s determination of Fair Market Annual Rent is not selected shall bear the cost of appointing the third appraiser, if any, and of paying the third appraiser’s fee.

(d) In the event the Fair Market Annual Rent for any Extension Period has not been determined at such time as Tenant is obligated to pay Fixed Rent for such

Extension Period, then pending such determination, Tenant shall pay Fixed Rent equal to the Fixed Rent payable in respect of the last year of the Term immediately prior to the Extension Period; provided that upon the determination of the applicable Fair Market Annual Rent and the Fixed Rent payable for the Extension Period, Tenant shall promptly pay to Landlord, any deficiency in Fixed Rent theretofore paid, together with interest at the Applicable Rate.

(e) In no event shall the Fixed Rent during the Extension Period be less than the Fixed Rent in effect immediately prior to the Extension Period.

(f) Unless the context otherwise require a different interpretation, the ‘Term” of this Lease, as used herein, shall include the Initial Term and any Extension Period with respect to which Tenant exercises an Extension Option.

30. CUBICLE SPACE. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord up to 20 cubicles or workstations. Tenant’s lease of the cubicles and workstations shall commence on the date of this Lease and shall expire on the Expiration Date. Tenant may increase (up to 20) or decrease the number of cubicles or workstations from time to time by providing three (3) months notice to Landlord. Tenant shall pay additional rent of $244 per cubicle/workstation per month. For each twelve (12) month period subsequent to the first anniversary of the Commencement Date, the per month per cubicle/workstation rent shall increase by the same proportion by which the Fixed Rent increased relative to the prior year’s Fixed Rent (after making any adjustments necessary to eliminate any increase or decrease to the prior year’s Fixed Rent resulting from the fact that the Tape Library Space no longer constitutes Premises, if applicable). The provisions of Sections 6, 7, 8, 9, 10, 11, 15,16 and 21 shall apply to the cubicles/workstations to the same extent that such provisions would apply if the cubicles/workstations constituted Premises.

IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above set forth.

LANDLORD:

DOUBLECLICK INC.

By:	Stephanie Abramson
Name:
Title:	EVP and General Counsel

TENANT:

EPSILON DATA MANAGEMENT, LLC

By:
Name:
Title:

For the purpose of agreeing to the terms of Section 1(c) only:

ALLIANCE DATA FHC, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above set forth.

LANDLORD:

DOUBLECLICK INC.

By:
Name:
Title:

TENANT:

EPSILON DATA MANAGEMENT, LLC

By:	Michael Iaccarino
Name:
Title:	CEO and President

For the purpose of agreeing to the terms of Section 1(c) only:

ALLIANCE DATA FHC, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above set forth.

LANDLORD:

DOUBLECLICK INC.

By:
Name:
Title:

TENANT:

EPSILON DATA MANAGEMENT, LLC

By:
Name:
Title:

For the purpose of agreeing to the terms of Section 1(c) only:

ALLIANCE DATA FHC, INC.

By:
Name:	Edward I. Heffernan
Title:	Vice President

EXHIBIT A

Existing Space

1

EXHIBIT B

Premises

1

EXHIBIT C

Services

EXHIBIT D

RULES AND REGULATIONS

(1) The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenant’s premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No bicycles, dogs or other animals may be brought into the Building by Tenant, or its employees, licensees or invitees. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, sidewalks, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by Tenant or Persons Within Tenant’s Control. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

(2) The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by Tenant or any Persons Within Tenant’s Control, agent, employee, invitee or licensee, shall be paid by Tenant.

(3) Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant’s employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement, or failure to enforce, of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant’s premises or the Building under the provisions of this rule.

(4) No tenant shall obtain or accept or use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the tenant’s premises and under such regulations as may be fixed by Landlord.

(5) No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant’s premises.

(6) There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise or mail, any hand trucks, except those equipped with rubber tires and side guards.

(7) All entrance doors in each tenant’s premises shall be left locked when the tenant’s premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant’s premises shall be kept closed at all times, and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant’s premises.

(8) No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant, and no cooking shall be done in Tenant’s premises, except as expressly approved by Landlord. Nothing shall be done or permitted in any tenant’s premises and nothing shall be brought into or kept in any tenant’s premises which would impair or interfere with any of the Building Services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No dangerous, flammable, combustible or explosive object or materials shall be brought into the Building by any tenant or with the permission of any tenant.

(9) Tenant shall not permit any cooking or food odors emanating from the tenant’s premises to seep into other portions of the Building.

(10) No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving the tenant’s premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant or Persons Within Tenant’s Control who shall have caused the same.

(11) No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the tenant’s premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

(12) No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant’s premises, and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant’s premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant’s lease, all keys to the tenant’s premises and toilet rooms shall be delivered to Landlord.

(13) Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the tenant’s premises demised to Tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the tenant’s premises demised to Tenant, except in a manner approved by Landlord.

(14) No tenant shall use or occupy, or permit any portion of the tenant’s premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building or advertise for laborers giving an address at the Building.

(15) No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

(16) The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

(17) Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

(18) Employees of a tenant shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

(19) Any cuspidors or similar containers or receptacles used in the premises demised to a tenant shall be cared for and cleaned by and at the expense of such tenant.

(20) Any and all wet and/or food garbage, including coffee grinds, is to be deposited in a plastic liner bag in a waste basket or other receptacle.

(21) No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purposes.

(22) Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building, which, in its judgment, it deems is necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenants of any of the rules and regulations at any time prescribed for the Building.

(23) Tenant shall sort, separate and recycle all refuse and rubbish of Tenant in accordance with the methods and procedures set forth, from time to time, by Landlord and as may be required by any Requirements.

FIRST AMENDMENT TO

LEASE AGREEMENT

This FIRST AMENDMENT (this “Amendment”), entered into as of June     , 2007, is made by the parties hereto to that certain Lease Agreement (the “Lease Agreement”), dated as of February 1, 2007, by and between DoubleClick Inc. and Epsilon Data Management, LLC. All capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings set forth in the Lease Agreement.

WITNESSETH:

WHEREAS, each of the parties to the Lease Agreement desires to amend the Lease Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending legally to be bound, agree as follows:

1. Network Operations Center. The Lease Agreement is hereby amended by adding the following sentence at the end of Section l(C)(ii) of Exhibit C of the Lease Agreement (Computer Operator Employees for the Email Business).

“Notwithstanding anything contained in this Exhibit C, the services set forth in this Section l(C)(ii) shall terminate on June 30, 2007.”

2. Headings. The section and paragraph headings in this Amendment are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Amendment.

3. No Other Amendments. Except as expressly amended or modified hereby, the terms and conditions of the Lease Agreement shall continue in full force and effect.

4. Incorporation of Miscellaneous Provisions. This Amendment shall be subject to the general provisions contained in Sections 17,19 and 22 of the Lease Agreement, which are hereby incorporated by reference herein.

5. Counterparts. This Amendment may be executed and delivered (including, without limitation, by facsimile transmission) in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

DOUBLECLICK INC.

By:	ILLEGIBLE
Name:
Title:

EPSILON DATA MANAGEMENT, LLC

By:	Denise Parent
Name:
Title: